Exhibit 10.9

AMENDMENT NO. 1

TO

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As Previously Amended and Restated)

Reference is made to the MacDermid, Incorporated Supplemental Executive Retirement Plan (the “Plan”) established effective initially as of April 1, 1994.

WHEREAS, Section 5.4 of the Plan provides that the Board of Directors of MacDermid, Incorporated (the “Company”) may amend the Plan at any time by action of the Board and execution of a written instrument by an authorized officer of the Company; and

WHEREAS, the Plan heretofore has been amended and restated most recently on July 11, 2013; and

WHEREAS, the Company desires to amend the Plan further, effective December 31, 2013, to cease the accrual of additional benefits under the Plan and to cause accrued benefits as of the effective date of such amendment to become fully vested (i.e., nonforfeitable) as of such date;

NOW, THEREFORE, pursuant to the provisions of Section 5.4 and every other power enabling it to do so, the Company, acting through its Board of Directors, hereby amends the Plan, effective December 31, 2013, as follows:

1. The Preamble is amended by deleting the fifth paragraph thereof in its entirety and by inserting in lieu thereof the following, provided however that the reference in such insert to “November 29, 2013” shall be conformed to the date on which this instrument is executed: “WHEREAS, the Board of Directors of the Company has further amended and restated the Plan on November 29, 2013 in the form set forth in this instrument.”

2. Section 1.8 is hereby amended by deleting the period at the end of the first (and only) sentence thereof and by inserting in lieu thereof the following: “, provided however that no individual shall be designated after December 31, 2013 to participate in the Plan or otherwise first become eligible to participate in the Plan after December 31, 2013.”

3. Section 2.1 is hereby amended as follows:

(i) By deleting from the first sentence thereof that portion of said first sentence that precedes clause (b), and by inserting in lieu of the portion thus deleted, the following:

“Subject to Section 2.4 and Section 2.5, the Supplemental Pension Benefit payable to a Participant who (i) retires under the Pension Plan (a) as the result of Disability, or (b) upon or after the attainment of such Participant’s Early Retirement Date, or (ii) separates from service after December 31, 2013, shall be equal to the excess, if any, of:

(a) the benefit that would be payable to the Participant under the Pension Plan if the limitations of section 401(a)(17) and section 415 of the Code did not apply, and had not applied, to the Pension Plan, provided however that in determining the amount of such benefit for purposes of the Plan, compensation earned and services rendered after December 31, 2013 shall be disregarded, over”; and

(iii) By deleting in its entirety that portion of the second sentence of such Section that precedes the clause (ii), and by inserting in lieu of the portion thus deleted the following: “The Participant’s benefit in each case shall be determined as of the date of his or her retirement, Disability or post-2013 separation from service, as the case may be, in the form of a single lump sum payable (a) in the case of a retirement other than for Disability, six months and one day following the Participant’s retirement, or (b) in the case of a retirement for Disability, the first day of the month next following the Participant’s Disability, or (c) in the case of a post-2013 separation from service not described in the preceding clause (a) or (b), upon the later of the Participant’s Early Retirement Date or the date that is 60 days after the Participant’s separation from service, or”;

(iv) By inserting immediately after the final sentence thereof the following new sentence: “Notwithstanding any provision of the Plan or the Pension Plan to the contrary, for purposes of determining an individual’s eligibility for, and the amount of, a Supplemental Pension Benefit, compensation earned and service rendered after December 31, 2013 shall be disregarded.”

4. Section 2.2 is hereby amended by inserting immediately after the final sentence thereof the following new sentence: “Notwithstanding any provision of the Plan or the Pension Plan to the contrary, for purposes of determining a beneficiary’s (or surviving spouse’s or estate’s) benefit under this Section 2.2, compensation earned and service rendered after December 31, 2013 by a Participant shall be disregarded.”

(i) By deleting from the first sentence thereof clause (a) in its entirety and by inserting in lieu thereof the following:

“(a) the benefit that would be payable to the Participant under the Pension Plan if the limitations of section 401(a)(17) and section 415 of the Code did not apply, and had not applied, to the Pension Plan, provided however that in determining the amount of such benefit for purposes of the Plan, compensation earned and services rendered after December 31, 2013 shall be disregarded, over”; and

5. Section 2.3 is hereby amended by deleting the first (and only) sentence thereof in its entirety and by inserting in lieu thereof the following new sentence:

“Notwithstanding any other provision of the Plan, a Participant who separates from service with the Company (i) prior to January 1, 2014 for any reason other than Disability before his or her Early Retirement Date and before completing five or more Years of Service shall not be entitled to any benefit under the Plan and shall, upon his or her termination, be deemed to have received a distribution of zero benefits hereunder in full satisfaction of all amounts to which such Participant (or such Participant’s beneficiaries) is or may become entitled under the Plan, and (ii) after December 31, 2013 shall be entitled to a benefit in accordance with Section 2.1 or 2.2, as applicable.”

6. Section 2.4(a) is hereby amended by inserting, immediately after the phrase “a Participant’s employment with the Company is terminated ….” the following: “prior to January 1, 2014.”

7. Article II is hereby amended by inserting immediately after Section 2.4 the following new Section:

“2.5 Cessation of Benefit Accrual. Notwithstanding any provision of the Plan to the contrary, (i) no individual who is not a Participant in the Plan as of December 31, 2013 shall be eligible to become a Participant, and (ii) no Participant (or beneficiary of such Participant) shall accrue any additional right or benefit under the Plan after December 31, 2013. Notwithstanding any other provision of the Plan to the contrary, in determining, for purposes of the Plan, the value of a Participant’s retirement benefit (or death benefit) under the Pension Plan, (1) compensation earned by or credited to a Participant after December 31, 2013, shall be excluded from the computation of a Participant’s Average Monthly Compensation, Final Average Compensation, and Covered Compensation; and (2) service rendered by or credited to a Participant after December 31, 2013 shall be excluded from the computation of a Participant’s Credited Service.”

7. Section 5.11 is hereby amended by inserting immediately after the final sentence thereof the following: “Without limiting the foregoing, for purposes of the Plan, the terms “retire,” “termination of employment” and “separation from service” shall have the meaning ascribed to “separation from service” under Section 409A of the Code and the Treasury Regulations promulgated thereunder.”

IN WITNESS WHEREOF, MacDermid, Incorporated has caused this instrument to be executed in its name and on its behalf by an officer of the MacDermid, Incorporated, duly authorized for such purpose, as of December 13th, 2013.

MacDermid, Incorporated

/s/ Daniel H. Leever
Name: Daniel H. Leever
Title: CEO

3